EXHIBIT (11)


                          NORTHWEST NATURAL GAS COMPANY
                 Statement Re: Computation of Per Share Earnings
                      (Thousands, except per share amounts)
                                   (Unaudited)


                                                                          12 Months Ended December 31,
                                                            ---------------------------------------------------
                                                                  2001               2000                1999
                                                            ---------------------------------------------------
Earnings Applicable to Common Stock                         $      47,786       $     47,768        $    42,781

     Debenture Interest Less Taxes                                    370                389                415
                                                            -------------       ------------        -----------
Net Income Available for Diluted Common
   Stock                                                    $      48,156       $     48,157        $    43,196
                                                            =============       ============        ===========

Average Common Shares Outstanding                                  25,159             25,183             24,976

     Stock Options                                                     32                 13                 21
     Convertible Debentures                                           421                442                471
                                                            -------------       ------------        -----------
Diluted Common Shares                                              25,612             25,638             25,468
                                                            =============       ============        ===========

Diluted Earnings per Share of Common Stock                  $        1.88       $       1.88        $      1.70
                                                            =============       ============        ===========